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Exhibit 5

[KMZR Letterhead]

May 21, 2003

Career Education Corporation
2895 Greenspoint Parkway
Suite 600
Hoffman Estates, IL 60195

        Re:  Career Education Corporation
        Registration on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Career Education Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 (such Registration Statement, as amended, being hereinafter referred to as the "Registration Statement") initially filed on March 11, 2003 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of up to $300 million aggregate initial offering price of an indeterminate amount of the following:

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  shares of the Company's Common Stock, $.01 par value per share (the "Common Stock");

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  shares of the Company's preferred stock, $.01 par value per share, and convertible preferred stock, $.01 par value per share (the "Preferred Stock"), in one or more series;

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  debt securities and convertible debt securities (the "Debt Securities") consisting of debentures, notes and/or other evidences of indebtedness, in one or more series, which are to be issued by the Company pursuant to one or more indentures (each, as may be supplemented from time to time, an "Indenture"), in each case between the Company and the trustees named therein (each, a "Trustee"); and

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  guarantees from certain of the Company's current domestic subsidiaries (the "Subsidiary Guarantors"), that may jointly and severally, fully and unconditionally guarantee the payment of principal, premium, if any, and interest under any series of Debt Securities (the "Subsidiary Guarantees").

        In addition, the Registration Statement relates to the registration of Common Stock and Preferred Stock that may be issued from time to time upon conversion of convertible Debt Securities or convertible Preferred Stock. The Debt Securities will be senior or subordinated and are issuable from time to time pursuant to the applicable Indenture. The Common Stock, Preferred Stock, Debt Securities and Subsidiary Guarantees (collectively, the "Securities") may be issued from time to time, pursuant to Rule 415 under the Securities Act. Specific terms pertaining to the Securities offered by the Company will be determined at or prior to the time of issuance and will be set forth in one or more supplements to the prospectus (each, a "Prospectus Supplement") constituting part of the Registration Statement.

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (i) the Registration Statement on Form S-3 (File No. 333-103719) as filed with the Commission on March 11, 2003 under the Securities Act, and Amendment No. 1 to the Registration Statement as filed with the commission on May 22, 2003; (ii) the proposed form of the Indentures; (iii) a specimen certificate representing the Common Stock; (iv) the proposed form of the Subsidiary Guarantees; (v) the Amended and Restated Certificate of Incorporation of the Company, as presently in effect; (vi) the Amended and Restated By-Laws of the Company, as presently in effect; (vii) certain resolutions of the Board of Directors of the Company relating to the authorization and registration of the Securities and related matters; (v) the charter documents of each of the Subsidiary Guarantors, each as presently in effect; (vi) the by-laws, operating agreement or partnership agreement of each of the Subsidiary Guarantors, as presently in effect; (vii) certain resolutions of the Boards of Directors, Managers, or Partners of each of the Subsidiary Guarantors relating to the authorization and registration of the Subsidiary Guarantees and related matters.

        In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

        Based upon and subject to the foregoing, it is our opinion that:

        1.     Upon (i) adoption by the Company's Board of Directors or a duly authorized committee thereof of resolutions authorizing the issuance of the Common Stock and (ii) the issuance and delivery by the Company of the Common Stock, upon receipt of lawful consideration therefor as determined by the Company's Board of Directors or a duly authorized committee thereof (or pursuant to conversion or exchange of Preferred Stock or Debt Securities, in accordance with the applicable certificate of designation, preferences and rights ("Certificate of Designation") or Indenture, as the case may be), in the manner contemplated by the Registration Statement, any applicable underwriting agreement and any applicable Prospectus Supplement, the Common Stock will be validly issued, fully paid and nonassessable;

        2.     Upon (i) approval by the Company's Board of Directors of the terms of the Preferred Stock, including, without limitation, the designation, number of shares, dividend rate, any conversion or exchange rights, any redemption or sinking fund provisions and liquidation preference thereof, (ii) the Company's execution and filing with the Secretary of State of the State of Delaware of a Certificate of Designation (containing such terms as approved by the Company's Board of Directors) and its effectiveness in accordance with the Delaware General Corporation Law, (iii) the adoption by the Company's Board of Directors or a duly authorized committee thereof of resolutions authorizing the issuance of the Preferred Stock, and (iv) the issuance and delivery by the Company of the Preferred Stock upon receipt of lawful consideration therefor as determined by the Company's Board of Directors or a duly authorized committee thereof (or pursuant to conversion or exchange of Debt Securities or another class or series of Preferred Stock, in accordance with the applicable certificate of designation or Indenture, as the case may be), in the manner contemplated by the Registration Statement, any applicable underwriting agreement and any applicable Prospectus Supplement, the Preferred Stock will be validly issued, fully paid and nonassessable;

        3.     Upon (i) execution and delivery by the Company and the Trustee thereunder of the applicable Indenture, (ii) the qualification of the Trustee under the applicable Indenture in accordance with the Trust Indenture Act of 1939, as amended, (iii) the adoption by the Company's Board of Directors or a duly authorized committee thereof of resolutions authorizing the terms, issuance and delivery of the Debt Securities as contemplated by the applicable Indenture, and (iv) the execution by the Company, authentication by the relevant Trustee and delivery by the Company of the Debt Securities, upon receipt of lawful consideration therefor as determined by the Company's Board of Directors or a duly authorized committee thereof, in the manner contemplated by Registration Statement, the applicable indenture, any applicable underwriting agreement and any applicable Prospectus Supplement, the Debt Securities will be legally issued and binding obligations of the Company under the terms of the applicable Indenture (except (x) as enforceability may be limited by the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effects of general principles of equity, whether applied by a court of equity or law and (y) as rights to indemnity or contribution under the same may be limited by federal or state securities laws or the public policy underlying such laws); and

        4.     Upon (i) execution and delivery by the Company and the Trustee thereunder of the applicable Indenture, (ii) the qualification of the Trustee under the applicable Indenture in accordance with the Trust Indenture Act of 1939, as amended, (iii) the adoption by the Subsidiary Guarantors' boards of directors, managers, members, partners or a duly authorized committee thereof, as applicable, of resolutions authorizing the terms, issuance and delivery of the Subsidiary Guarantees relating to the Debt Securities as contemplated by the applicable Indenture, and (v) execution and delivery by the Subsidiary Guarantors of the Subsidiary Guarantees, upon receipt of lawful consideration therefor as determined by the Subsidiary Guarantors' boards of directors, managers, members, partners or a duly authorized committee thereof in the manner contemplated by Registration Statement, the applicable Indenture, any applicable underwriting agreement and any applicable Prospectus Supplement, the Subsidiary Guarantees relating to the Debt Securities will be valid and binding obligations of the Subsidiary Guarantors, enforceable in accordance with their terms (except (x) as enforceability may be limited by the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effects of general principles of equity, whether applied by a court of equity or law and (y) as rights to indemnity or contribution under the same may be limited by federal or state securities laws or the public policy underlying such laws).

        Our opinion expressed above is limited to the laws of the State of New York, General Corporation Law of the State of Delaware, the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
KATTEN MUCHIN ZAVIS ROSENMAN

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  Exhibit 5